Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS Matt Schroeder (717) 214-8867	MEDIA Susan Henderson (717) 730-7766
or investor@riteaid.com

RITE AID PRICES ADD-ON OFFERING OF SENIOR NOTES

CAMP HILL, PA (May 3, 2012) — Rite Aid Corporation (NYSE: RAD) announced today the pricing of an offering of an additional $421.0 million aggregate principal amount of 9.25% senior notes due 2020 (the “Notes”) at a price of 101.25% which will result in total proceeds of approximately $426.3 million. The Notes are being offered as additional notes under an existing indenture pursuant to which Rite Aid previously issued $481.0 million aggregate principal amount of 9.25% senior notes due 2020.  The Notes to be issued in this offering and the previously issued 9.25% senior notes due 2020 will be equal in right of payment, will vote together with, and will form a single class of notes under the indenture.  The Notes will be unsecured, unsubordinated obligations of Rite Aid Corporation and will be guaranteed by substantially all of Rite Aid’s subsidiaries.

The offering is expected to close on May 15, 2012, subject to customary closing conditions.

Rite Aid intends to use the net proceeds of the offering, together with available cash, to pay the consideration, accrued and unpaid interest and related fees and expenses in connection with today’s previously announced tender offer for any and all of its outstanding 9.375% senior notes due 2015 and related consent solicitation.  Rite Aid intends to call for redemption any 9.375% senior notes due 2015 not tendered in the tender offer.  Rite Aid’s results of operations, including net loss and loss per share, will be affected by expenses and charges related to this offering and the tender offer and consent solicitation, which are not included in its guidance.

The Notes and the related subsidiary guarantees have been offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.  The Notes and the related subsidiary guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Rite Aid Corporation is one of the nation’s leading drugstore chains with approximately 4,700 stores in 31 states and the District of Columbia and fiscal 2012 annual revenues of $26.1 billion.

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the efforts of private and public third-party payers to reduce prescription drug reimbursements and encourage mail order, the ability to realize anticipated results from capital expenditures and cost reduction initiatives, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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